                                                                   EX-99.B(j)(A)


                          Independent Auditors' Consent


Board of Trustees of Wells Fargo Funds Trust:
Board of Trustees of Wells Fargo Master Trust:

We consent to the use of our reports for the Diversified Bond Fund, High Yield Bond Fund, Income Fund, Income Plus Fund, Inflation-Protected Bond Fund, Intermediate Government Income Fund, Limited Term Government Income Fund, Stable Income Fund, Tactical Maturity Bond Fund, WealthBuilder Growth Balanced Portfolio, WealthBuilder Growth and Income Portfolio, WealthBuilder Growth Portfolio, Montgomery Short Duration Government Bond Fund and Montgomery Total Return Bond Fund, fourteen funds of Wells Fargo Funds Trust, dated July 18, 2003 and August 22, 2003, incorporated herein by reference, and to the references to our firm under the headings "Financial Highlights" in the prospectuses and "Independent Auditors" in the statements of additional information.

We also consent to the use of our report for the Managed Fixed Income Portfolio, Stable Income Portfolio, Strategic Value Bond Portfolio, and Tactical Maturity Bond Portfolio, four portfolios of Wells Fargo Master Trust, dated July 18, 2003, incorporated herein by reference.


/s/ KPMG LLP

San Francisco, California
September 26, 2003